UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2023

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 9, 2023, TScan Therapeutics, Inc. (the “Company”) issued a press release announcing a poster presentation highlighting initial results from its ongoing Phase 1 multi-arm clinical trial evaluating TSC-100 and TSC-101 at the 65th American Society of Hematology (“ASH”) Annual Meeting and Exposition. The Company will host a virtual KOL event on Monday, December 11, 2023, at 8:00 a.m. ET to discuss the data presented at ASH. An archived webcast will be available following the call for 30 days on the Events & Presentations section of the Company’s website. A copy of the press release and the presentation materials for the KOL event are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The presentation materials for the KOL event will also be available in the investor relations section of the Company’s website at https://ir.tscan.com. Information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K, and you should not consider any information on, or that can be accessed from, the Company’s website as part of this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the material attached hereto as Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

On December 9, 2023, the Company reported initial results from its ongoing Phase 1 multi-arm clinical trial evaluating TSC-100 and TSC-101.

The Phase 1 trial is a multi-arm dose escalation study evaluating TSC-100, TSC-101, or hematopoietic cell transplantation (“HCT”) alone in patients with acute myeloid leukemia (“AML”), acute lymphocytic leukemia (“ALL”) or myelodysplastic syndromes (“MDS”) undergoing haploidentical allogeneic HCT with reduced intensity conditioning. Patients enrolled in Dose Level 1 receive a single dose of either TSC-100 or TSC-101 approximately 21 days post-transplant. Patients enrolled in Dose Level 2 receive the same dose of TSC-100 or TSC-101 approximately 21 days post-transplant, followed by a second dose administered 40 days after the initial dose. For patients in Dose Level 3, the second dose is escalated four-fold. Primary endpoints include safety and dose-finding, and secondary and exploratory endpoints include relapse rates versus standard-of-care as well as qualitative biological readouts, including minimal residual disease (“MRD”) and donor chimerism. MRD specifically measures malignant cells to identify any residual disease present in a patient, and donor chimerism measures a combination of malignant, pre-malignant and normal cells, measuring any remaining patient-derived hematopoietic cells.

Higher sensitivity assays used to detect the activity of T cells:

•	Donor chimerism detected by high-sensitivity next-generation sequencing assay (AlloHeme) with limit of detection 0.13%.

•	MRD detected by next-generation sequencing with limit of detection of 0.05-0.1%.

Key Highlights from the Initial Results:

TSC-100 treatment arm (N=3 T-ALL, AML, AML)

•	3/3 evaluable patients treated with TSC-100 achieved complete donor chimerism and MRD negativity.

TSC-101 treatment arm (N=3 TP53-mutated MDS, AML, B-ALL)

•

3/3 evaluable patients treated with TSC-101 achieved complete donor chimerism and MRD negativity, including a TP53-mutated MDS patient who remained with no detectable disease for over seven months post-HCT.

•	One patient with AML was MRD-positive following HCT and converted to MRD-negative following treatment with TSC-101.

Control arm (N=4, MDS, MDS, TP53-mutated MDS, AML) have been enrolled and received standard of care HCT alone:

•	One TP53-mutated MDS control-arm patient evolved with MRD positivity and worsening mixed chimerism, finally experiencing disease relapse approximately six months after transplantation.

•	Two MDS control-arm patients developed worsening mixed chimerism that prompted early withdrawal of immunosuppression, which was complicated by grade 1 or grade 3 skin graft-vs-host disease.

•	0/4 patients achieved and maintained complete donor chimerism.

The type and severity of adverse events observed to date were comparable between TSC-100 and TSC-101 treatment arm patients and control arm patients.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	TScan Therapeutics, Inc. Press Release dated December 9, 2023.

99.2	TScan Therapeutics, Inc. Presentation Materials.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: December 11, 2023	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer